CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of JOHCM Funds Trust and to the use of our report dated August 29, 2023 on the financial statements and financial highlights of Trillium ESG Global Equity Fund and Trillium ESG Small/Mid Cap Fund. Such financial statements and financial highlights appear in the 2023 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 30, 2023